DELOITTE &
 TOUCHE LLP

INDEPENDENT AUDITORS' CONSENT

We consent to the reference to us in this Post-Effective Amendment No. 17 to Registration Statement (No. 33-48605) of The 59 Wall Street Fund, Inc. on behalf of The 59 Wall Street Tax-Efficient Equity Fund under the heading "Independent Auditors" appearing in the Prospectus, which is part of such Registration Statement.

/S/DELOITTE & TOUCHE LLP
Boston, Massachusetts
September 21, 1998